Exhibit 99.1

HEARING DATE AND TIME: January 22, 2019 at 2:00 P.M. (Eastern Time)

OBJECTION DEADLINE: January 15, 2019 at 4:00 P.M. (Eastern Time)

DRINKER BIDDLE & REATH LLP

1177 Avenue of the Americas

41st Floor

New York, New York 10036-2714

Telephone: (212) 248-3140

Facsimile: (212) 248-3141

E-mail: kristin.going@dbr.com;

 marita.erbeck@dbr.com;

Kristin K. Going

Marita S. Erbeck

Attorneys for the Motors Liquidation Company

GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re	X
:

	:	Chapter 11 Case No.

	: :	09-50026 (MG)

MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al.	: :

	:	(Jointly Administered)

Debtors.	:

X

NOTICE OF HEARING ON MOTION OF WILMINGTON TRUST COMPANY, AS

GUC TRUST ADMINISTRATOR, FOR AN ORDER (A) GRANTING AUTHORITY

TO REALLOCATE AND USE DISTRIBUTABLE CASH FOR THE

PURPOSES OF FUNDING ADMINISTRATIVE AND REPORTING

FEES, COSTS AND EXPENSES OF THE GUC TRUST AND

(B) EXTENDING THE DURATION OF THE GUC TRUST

PLEASE TAKE NOTICE that on December 19, 2018, Wilmington Trust Company, solely in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”), of the Motors Liquidation Company GUC Trust (the “GUC Trust”), formed by the above-captioned debtors (collectively, the “Debtors”) in connection with the Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011, filed a motion (the “Motion”) for an order, pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code, Rule 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015, (A) authorizing the reallocation and use of Distributable Cash (as defined in the Motion) to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 24 months or through and including March 31, 2021, all as more fully described in the Motion, and that a hearing will be held before the Honorable Judge Martin Glenn, United States Bankruptcy Judge, in Room 523 of the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004, on January 22, 2019 at 2:00 p.m. (Eastern Standard Time), or as soon thereafter as counsel may be heard.

PLEASE TAKE FURTHER NOTICE that any responses or objections to this Motion must be in writing, shall conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, and shall be filed with the Bankruptcy Court (a) electronically in accordance with General Order M-399 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court’s filing system, and (b) by all other parties in interest, on a CD-ROM or 3.5 inch disk, in text-searchable portable document format (PDF) (with a hard copy delivered directly to Chambers), in accordance with the customary practices of the Bankruptcy Court and General Order M-399, to the extent applicable, and served in accordance with General Order M-399 and on (i) Drinker Biddle & Reath LLP, attorneys for Wilmington Trust Company as GUC Trust Administrator, 1177 Avenue of the Americas, 41st Floor, New York, New York 10166 (Attn: Kristin K. Going, Esq. & Marita S. Erbeck, Esq.); (ii) FTI Consulting, as the GUC Trust Monitor, 3 Times Square, 11th Floor New York, NY 10036 (Attn: Conor Tully); (iii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, attorneys for the United States Department of the Treasury, 1285 Avenue of the Americas, New York, NY (Attn: Douglas R. Davis, Esq. and Lauren Shumejda, Esq.); (iv) the United States Department of the Treasury, 1500 Pennsylvania Avenue NW, Room 2312, Washington, D.C. 20220 (Attn: Erik Rosenfeld); (v) Vedder Price, P.C., attorneys

2

for Export Development Canada, 1633 Broadway, 47th Floor, New York, New York 10019 (Attn: Michael J. Edelman, Esq. and Michael L. Schein, Esq.); and (vi) the Office of the United States Trustee for the Southern District of New York, U.S. Federal Office Building, 201 Varick Street, Room 1006, New York, New York 10014 (Attn: William K. Harrington, Esq.), so as to be received no later than January 15, 2019 at 4:00 p.m. (Eastern Time) (the “Objection Deadline”).

PLEASE TAKE FURTHER NOTICE that if no objections are timely filed and served with respect to the Motion, Wilmington Trust Company, acting in its capacity as GUC Trust Administrator may, on or after the Objection Deadline, submit to the Bankruptcy Court an order substantially in the form of the proposed order annexed to the Motion, which order may be entered with no further notice or opportunity to be heard offered to any party.

Dated: New York, New York

  December 19, 2018

DRINKER BIDDLE & REATH LLP

By:	/s/ Kristin K. Going
Kristin K. Going
Marita S. Erbeck
1177 Avenue of the Americas 41st Floor
New York, NY 10036-2714
Tel: (212) 248-3140
E-mail: kristin.going@dbr.com;
marita.erbeck@dbr.com;

Attorneys for the Motors Liquidation Company GUC Trust Administrator

3

DRINKER BIDDLE & REATH LLP	HEARING DATE AND TIME: January 22, 2019
1177 Avenue of the Americas	@ 2:00 P.M. (EST)
41st Floor	OBJECTION DEADLINE: January 15, 2019
New York, New York 10036-2714	@ 4:00 P.M. (EST)

Telephone: (212) 248-3140

Facsimile: (212) 248-3141

E-mail: kristin.going@dbr.com

 marita.erbeck@dbr.com

Kristin K. Going

Marita S. Erbeck

Attorneys for the Motors Liquidation Company GUC Trust Administrator

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re	X
:

	:	Chapter 11 Case No.

	: :	09-50026 (MG)

MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al.	: :

	:	(Jointly Administered)

Debtors.	:

X

MOTION OF WILMINGTON TRUST COMPANY, AS GUC TRUST

ADMINISTRATOR, FOR AN ORDER (A) GRANTING AUTHORITY TO

REALLOCATE AND USE DISTRIBUTABLE CASH FOR THE

PURPOSES OF FUNDING ADMINISTRATIVE AND REPORTING

FEES, COSTS AND EXPENSES OF THE GUC TRUST AND

(B) EXTENDING THE DURATION OF THE GUC TRUST

TO:	THE HONORABLE MARTIN GLENN

UNITED STATES BANKRUPTCY JUDGE

Wilmington Trust Company, not in its individual capacity and solely in its capacity as trust administrator and trustee (the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [ECF No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”), submits this motion (the

“Motion”) seeking entry of an Order, in the form attached hereto as Exhibit A (the “Order”), pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 9006(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and sections 4.1 and 6.1 of the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 (together with prior iterations of such agreement, as applicable, the “GUC Trust Agreement”) (A) authorizing the reallocation and use of Distributable Cash (as defined below) to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 24 months or through and including March 31, 2021. In support of the foregoing, the GUC Trust Administrator respectfully represents as follows:1

PRELIMINARY STATEMENT

1. On the effective date of the Plan (the “Effective Date”), the GUC Trust was funded with a sum of cash that was intended to satisfy the claims resolution and distribution costs of the GUC Trust (the “Administrative Costs”) as well as compliance costs incurred by the GUC Trust in connection with the regulatory reporting requirements of the U.S. Securities and Exchange Commission (the “Reporting Costs”). The funding amount was based on an estimated three-year life of the GUC Trust. The GUC Trust, however, has continued operations past its anticipated duration.

2. Two major obstacles currently prevent the GUC Trust from winding down: the ongoing Term Loan Avoidance Action dispute and the Recall Litigation.

[1]

Capitalized terms not defined in the Preliminary Statement shall have the meaning ascribed to them the first time they appear in the remainder of this Motion. Capitalized terms not otherwise defined in the Motion shall have the meanings ascribed to them in the Plan or the GUC Trust Agreement, as applicable. Any description herein of the terms of the Plan or the GUC Trust Agreement is qualified in its entirety by the terms of the Plan or the GUC Trust Agreement, as applicable.

3. With respect to the Term Loan Avoidance Action, the Plan provides that the GUC Trust must satisfy certain general unsecured claims of the Term Loan Avoidance Action defendants which might arise pursuant to section 502(h) of the Bankruptcy Code. Efforts to reach a global resolution through mediation initiated at the end of 2017 have, for the time being, failed. Mediation of certain discreet issues, the resolution of which would reduce the scope of the litigation going forward, continues at this time. At the same time, litigation has resumed in earnest and the parties to the Term Loan Avoidance Action are engaged in discovery and motion practice.

4. With respect to the Recall Litigation, in April 2018, the GUC Trust and Plaintiffs entered into the Settlement Agreement, which would have resolved the Late Claims Motions, among other issues, However, on September 25, 2018, this Court issued the Rule 23 Decision and held that that before the Settlement Agreement can be approved, the Plaintiffs must seek class certification pursuant to Federal Rule of Civil Procedure 23 (“Rule 23”). The GUC Trust will be active in the Recall Litigation, which is facing time-consuming and costly litigation concerning either certification of Plaintiff class(es), or, in the absence of a settlement, litigation of the Late Claims Motions. Under any potential path forward, the GUC Trust is expected to remain in existence for at least the entirety of 2019 and into 2020.

5. In addition, while the GUC Trust continues in existence, it is required to comply with its SEC reporting obligations. The Plan contemplated that, predominantly for liquidity purposes, interests in the GUC Trust (i.e. Trust Units) would be transferable if such transferability was approved by the SEC. SEC approval was obtained, but it was conditioned upon ongoing public reporting (including 10-K, 10-Q and 8-K reporting). Satisfying these regulatory requirements results in expenses to the GUC Trust. Among other things, the GUC Trust must comply with the Sarbanes-Oxley Act of 2002, which requires the implementation and maintenance of extensive internal controls related to financial reporting.

6. The GUC Trust has prepared budgets (attached to this Motion) to address the likely administrative and reporting costs of the GUC Trust for the calendar year 2019.2 However, Court approval is necessary to reallocate funds — which would otherwise be distributable to Unitholders (“Distributable Cash”) – for purposes of satisfying the costs set forth in those budgets.

7. Pursuant to this Motion, the GUC Trust Administrator is seeking authority to reallocate Distributable Cash in the aggregate amount equal to (i) $8,231,500 to fund the calendar year 2019 budget for Administrative Costs (the “2019 Administrative Costs Budget,” attached hereto as Exhibit B), and (ii) $4,170,0003 to fund the calendar year 2019 budget for Reporting Costs (the “2019 Reporting Costs Budget,” attached hereto as Exhibit C, and together with the 2019 Administrative Costs Budget, the “2019 Budgets”).4

8. In addition, the GUC Trust requests an order extending the duration of the GUC Trust for an additional 24 months or through and including March 31, 2021.

JURISDICTION

9. The Bankruptcy Court for the Southern District of New York (the “Court”) has jurisdiction over this matter under 28 U.S.C. §§ 157(a) and 1334(b), paragraph II of the order of the Court dated as of March 29, 2011 confirming the Plan [ECF No. 9941] (the “Confirmation Order”), Article XI of the Plan, and Sections 4.1 and 6.1 of the GUC Trust Agreement. This is a core proceeding pursuant to 28 U.S.C. § 157(b).

[2]

On six prior occasions, this Court has authorized such reallocation. Each time, the GUC Trust has presented an annual budget to the Court for the use of such funds, and in each of those instances the GUC Trust has complied with such budgets in an aggregate sense.

[3]

The request for reallocation of approximately $12.4 million represents less than 3% of the total assets the GUC Trust manages for the benefit of the defendants to the Term Loan Avoidance Action and/or the Unitholders.

[4]

Pursuant to Section 6.4 of the GUC Trust Agreement, the GUC Trust Administrator is required to seek the approval of the 2019 Administrative Costs Budget from the GUC Trust Monitor and the DIP Lenders (no approval of the 2019 Reporting Costs Budget is required). The GUC Trust Administrator submitted the 2019 Administrative Costs Budget to the GUC Trust Monitor and the DIP Lenders for approval on November 29, 2018; the GUC Trust thereafter received the necessary approval of the 2019 Administrative Costs Budget. The 2019 Budgets were also filed publicly with the SEC on November 29, 2018 under the cover of a Current Report on Form 8-K. A copy of that 8-K filing is attached hereto as Exhibit D.

BACKGROUND

I.	The Motors Liquidation Company GUC Trust

A. General Overview

10. The GUC Trust was established pursuant to Article VI of the Plan. The primary purposes of the GUC Trust are to resolve disputed general unsecured claims, distribute trust assets to GUC Trust beneficiaries, and to wind down the estates of the dissolved Debtors.

11. Pursuant to the GUC Trust Agreement, holders of disputed general unsecured claims, including defendants in the Term Loan Avoidance Action and, depending on the outcome of the Recall Litigation, Plaintiffs in the Recall Litigation, become entitled to receive distributions of cash from the GUC Trust if, and to the extent that, such disputed general unsecured claims become Allowed General Unsecured Claims. See GUC Trust Agreement § 5.3.

12. In addition, each holder of an Allowed General Unsecured Claim retains a contingent right to receive, on a pro rata basis, additional Distributable Cash, to the extent such cash has not been set aside in a reserve for holders of remaining disputed claims (including defendants in the Term Loan Avoidance Action) or for use by the GUC Trust in satisfying Administrative Costs or Reporting Costs. Plan § 4.3.5 The GUC Trust issues units (“Trust Units,” and the holders of Trust Units, the “Unitholders”) in respect of these contingent rights at a rate of one Trust Unit per $1,000 in amount of Allowed General Unsecured Claim. GUC Trust Agreement § 1.1(jjjj).

[5]

Prior to entry of the Court’s Order Authorizing the GUC Trust Administrator (A) to Exercise and/or Liquidate New GM Warrants and Liquidate New GM Common Stock, and (B) to Make Corresponding Amendments to the GUC Trust Agreement (the “Conversion Order”) [ECF No. 13271], holders of Allowed General Unsecured Claims held contingent rights to receive common stock and warrants issued by New GM. Such entitlement was converted into an equivalent amount of cash following entry of the Conversion Order.

13. As contemplated by the Plan, the GUC Trust Administrator obtained a no-action letter (the “No-Action Relief”) from the U.S. Securities and Exchange Commission (the “SEC”), which authorized the issuance of the Trust Units in transferable form. Transferability, while beneficial to holders of Allowed General Unsecured Claims who would otherwise be unable to liquidate their contingent beneficial interests in the GUC Trust, created additional regulatory and reporting requirements for the GUC Trust.

14. While the No-Action Relief exempts the GUC Trust from the registration requirements associated with publicly traded companies pursuant to section 12(g) of the Securities Exchange Act of 1934, the GUC Trust is required to (i) file quarterly Form 10-Qs, (ii) file yearly Form 10-Ks, (iii) file periodic Form 8-Ks describing any material events, (iv) establish comprehensive internal controls to ensure that the aforementioned financial reporting complies with the Sarbanes-Oxley Act of 2002 (“SOX”), and (v) provide a Wilmington Trust Company employee who must certify to compliance with SOX in his or her individual capacity.

B. Term Loan Avoidance Action and its Impact on the GUC Trust

15. On July 31, 2009, the Official Committee of Unsecured Creditors of Motors Liquidation Company commenced an adversary proceeding against JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and various lenders party to a term loan agreement, dated as of November 29, 2006, between General Motors Corporation, as borrower, JPMorgan Chase Bank, N.A., as agent, and various institutions as lenders (the “Term Loan”), styled Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”).

16. The Term Loan Avoidance Action seeks the return of approximately $1.5 billion that had been transferred by the Debtors to the lender-defendants in satisfaction of the Term Loan, on a theory that such lenders’ security interests in the Debtors’ property (the “Term Loan Collateral”) were not properly perfected, and thus such lenders were unsecured creditors of the Debtors as of the bankruptcy filing. The Motors Liquidation Company Avoidance Action Trust (the “Avoidance Action Trust”) is the successor-plaintiff to the Term Loan Avoidance Action.

17. The GUC Trust Agreement provides that defendants to the Term Loan Avoidance Action that actually disgorge any funds to the Avoidance Action Trust will receive an Allowed General Unsecured Claim against the Debtors’ estates (and thus the GUC Trust) consistent with section 502(h) of the Bankruptcy Code in the amount of the funds actually disgorged. See GUC Trust Agreement § 5.3. As of September 30, 2018, the GUC Trust continues to hold approximately $443,800,000 in reserve in respect of the potential unsecured claims of the defendants in the Term Loan Avoidance Action. Accordingly, the GUC Trust cannot be dissolved until the Term Loan Avoidance Action is fully resolved. See id. at § 4.1 (providing that the Court may approve an extension of the life of the GUC Trust “in order to resolve...the Term Loan Avoidance Action”).

18. Beginning in April 2017 and ending on June 5, 2017, the Court held a trial with respect to the characterization and valuation of 40 agreed representative assets (the “Representative Assets”) constituting a portion of the Term Loan Collateral. On September 26, 2017 the Court issued a decision with respect to the Representative Assets, which was largely intended to act as a guidepost to the parties for purposes of structuring a global settlement to the Term Loan Avoidance Action. Beginning in December 2017, the parties to the Term Loan

Avoidance Action engaged in mediation sessions. In July 2018, the parties to the Term Loan Avoidance Action advised the Court that mediation efforts failed to result in a global resolution of the dispute, however, the parties would continue to mediate specific discreet issues in dispute, the resolution of which would reduce the scope of the litigation going forward. [Term Loan Avoidance Action ECF No. 1055].

19. Since that time, the parties to the Term Loan Avoidance Action have identified specific topics appropriate for motion practice and that motion practice is underway. At a conference before the Court on August 9, 2018, the Court authorized targeted discovery and instructed the parties to further negotiate timing of the discovery and additional court proceedings.

20. On September 14, 2018, the Court entered the Stipulation and Order Amending and Superseding Certain Prior Orders Regarding Discovery and Scheduling [Term Loan Avoidance Action ECF No. 1080] (the “September 14 Scheduling Order”), which framed certain of the remaining discovery and trial issues between the parties to the Term Loan Avoidance Action. Among other things, the September 14 Scheduling Order provided that discovery resumed in full and explained that obtaining expedited rulings from the Court on certain “Initial Discovery and Trial Issues” could materially facilitate a consensual resolution. In addition, the September 14 Scheduling Order set out schedules for discovery and motion practice related to the “Initial Discovery and Trial Issues” into 2019. Trial on the “Initial Discovery and Trial Issues” is not currently scheduled and will be determined by the Court at a later date.

21. In the event that expedited rulings from the Court on the “Initial Discovery and Trial Issues” does not result in a consensual resolution among the parties, the September 14 Scheduling Order contemplates that there will be “Final Discovery and Trial Issues,” which will focus on the fixture classification of any of the approximately 100,000 assets (as of that date) that remain in dispute.

22. It is currently unknowable whether the Term Loan Avoidance Action will reach its conclusion through litigation or an amicable resolution. In either case, the process will continue through 2019. Even to the extent that mediation efforts expeditiously conclude in an agreement between the major parties to the Term Loan Avoidance Action, the process of obtaining consent of the hundreds of members of the Term Loan syndicate, and/or addressing hold-outs, could be a cumbersome process. The GUC Trust must remain in operation during this period.

C. Duration of the GUC Trust

23. Pursuant to Section 4.1 of the GUC Trust Agreement, the GUC Trust became effective on the Effective Date of the Plan, and continues until:

(x) the earlier of (i) the date on which (A) all of the GUC Trust Distributable Assets have been distributed by the GUC Trust Administrator in accordance with this Trust Agreement, the Plan, and the Confirmation Order, and (B) if the Residual Wind-Down Assets are transferred to the GUC Trust upon the dissolution of the Debtors, the GUC Trust Administrator has completed the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets, and (ii) the third anniversary of the Effective Date, or (y) such shorter or longer period authorized by the Bankruptcy Court upon application of the GUC Trust Administrator with the approval of the GUC Trust Monitor (I) in order to resolve all Disputed General Unsecured Claims, the Term Loan Avoidance Action and other Avoidance Actions, and (II) to complete the resolution of the Residual Wind-Down Claims and distribution of the Residual Wind-Down Assets.

GUC Trust Agreement §4.1.

24. On February 6, 2014, January 29, 2015, December 7, 2015, February 21, 2017 and March 6, 2018, the Court entered orders extending the duration of the GUC Trust by a combined total of five years, without prejudice to the right of the GUC Trust Administrator to seek further extensions [ECF Nos. 12592, 13063, 13564, 13849 & 14247]. Accordingly, the duration of the GUC Trust is currently scheduled to end on March 31, 2019 (the “Trust Termination Date”) absent a further Court order.

II. GUC Trust Funding

25. An initial budget for the GUC Trust’s Administrative Costs was proposed by the Debtors and approved by the Court in March 2011 as part of the Plan confirmation process (the “Initial Budget”). See Confirmation Order ¶ 37. The Initial Budget was limited by a finite sum of cash which the DIP Lenders were willing to provide for the wind-down of the Debtors’ estates. While the GUC Trust’s general Administrative Costs (including the costs associated with claims resolution and trust asset distributions) were intended to be primarily funded by the cash contributed by Motors Liquidation Company (“MLC”) to the GUC Trust on the Effective Date (the “Wind-Down Budget Cash”), the GUC Trust Agreement affords the GUC Trust Administrator the flexibility to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of Distributable Cash necessary to fund any current, and anticipated future, cost overruns associated with the primary functions of the GUC Trust. See GUC Trust Agreement § 6.1(b) and (d). Such “held-back” Distributable Cash may then be reallocated with the approval of the Court, and such reallocated funds are labeled as “Other GUC Trust Administrative Cash” designated for Administrative Costs. Id.

26. Reporting Costs were addressed differently. Reporting Costs are primarily comprised of the fees and expenses directly related to complying with the No-Action Relief, including the production of public reports and compliance with SOX. While transferability of the Trust Units was viewed as beneficial to holders of Allowed General Unsecured Claims, the DIP Lenders did not agree to fund any of the Reporting Costs with Wind-Down Budget Cash.

27. As no funds were designated for Reporting Costs in the Initial Budget, the GUC Trust Agreement provided for such costs to be funded from Distributable Cash. As such, the GUC Trust Agreement provides the GUC Trust Administrator with the ability to “hold back” from distributions (with the approval of the GUC Trust Monitor) an amount of Distributable Cash necessary to fund any current and future anticipated Reporting Costs. See GUC Trust Agreement § 6.1(c). Such “held-back” Distributable Cash may then be reallocated with the approval of the Court, and such reallocated funds are labeled as “Other GUC Trust Administrative Cash” designated for Reporting Costs. Id.

28. On six separate past occasions, when Wind-Down Budget Cash and/or Other GUC Trust Administrative Cash was nearly depleted, the GUC Trust Administrator has requested Court authority to reallocate funds from otherwise distributable assets for satisfaction of Administrative Costs and Reporting Costs. In each instance, the Court authorized the GUC Trust’s reallocation and use in accordance with the budgets presented to the Court [ECF Nos. 11507, 12248, 13063, 13564, 13849 & 14247].

III. Recall Litigation

29. Beginning in January 2014, General Motors LLC (“New GM”) conducted a series of recalls relating to ignition switch and other defects in vehicles manufactured by both MLC and New GM (the “Recalls”). Since the Recalls were first announced, New GM has disclosed that several hundred actions, including over 100 putative class actions (collectively the “Recall Actions”), have been filed against New GM relating to the Recalls and/or the underlying defects. See Motors Liquidation Company GUC Trust Form 10-Q filed on November 13, 2018 at 44.

30. Shortly after the issuance of the Recalls, the GUC Trust became involved in a number of contested matters related to the Recall Actions. In April and August 2014, New GM filed three motions [ECF Nos. 12620, 12807, 12808] (collectively, the “Motions to Enforce the Sale Order”) seeking an order from the Court declaring that (i) New GM has no liability for the claims at issue in the Recall Actions with respect to vehicles manufactured by MLC, and (ii) that such claims are barred by the sale order and injunction (the “Sale Order”) relating to the section 363 sale of the Debtors’ assets to New GM (the contested matters related to the Motions to Enforce the Sale Order and the Late Claims Motions (defined below) are defined herein as the “Recall Litigation”).

31. Thereafter, certain personal injury and economic loss plaintiffs filed motions seeking leave to file late proofs of claim against the GUC Trust (the “Late Claims Motions,” and the plaintiffs filing such motions, collectively, the “Plaintiffs”).6

32. The Late Claims Motions were stayed pending discussions between the GUC Trust and the Plaintiffs regarding a potential settlement of the Late Claims Motions (the “Proposed Plaintiff Settlement”). Starting in mid-2017, the GUC Trust engaged in discussions with counsel for certain Ignition Switch Economic Loss Action and Other Economic Loss Action plaintiffs, certain Ignition Switch Pre-Closing Accident Plaintiffs, and the Additional Pre-Closing Accident Plaintiffs regarding a potential settlement of certain issues underlying the Late Claims Motions. These discussions meaningfully progressed, but did not culminate in an executed settlement agreement.7

33. Starting in or about February 2018, the GUC Trust resumed settlement discussions with the Plaintiffs. On or about April 25, 2018, the GUC Trust entered into a settlement agreement with certain of the Plaintiffs to settle the Late Claims Motions and other related issues (the

“Settlement Agreement”)8.

[6]	See ECF Nos. 13806, 13807, 13811, 13818, 14018, 14112 and 14195.
[7]

The breakdown of these settlement negotiations and subsequent litigation is well-known to the Court, and described more fully in the Court’s January 18, 2018 Memorandum Opinion and Order Regarding Motion to Enforce the Settlement Agreement By and Among the Signatory Plaintiffs and the GUC Trust [ECF No. 14212].

[8]	On May 22, 2018, the GUC Trust entered into an amended version of the Settlement Agreement intended to clarify the intent of certain provisions of the Settlement Agreement.

34. On May 3, 2018, the GUC Trust filed motions with the Court requesting, among other things, approval of the Settlement Agreement and estimation by the Court of the value of the claims asserted by the Plaintiffs. Before these motions were adjudicated, the Court requested briefing on whether a class of economic loss plaintiffs must be certified pursuant to Federal Rule of Civil Procedure 23 prior to approval of the Settlement Agreement and related issues. Simultaneous briefs on that issue were filed on June 12, 2018, and the Court heard oral argument on those issues on July 19, 2018.

35. On September 25, 2018, the Court issued the Memorandum Opinion and Order Concluding that the Signatory Plaintiffs and the GUC Trust Must Satisfy Civil Rule 23 for the Proposed Settlement to be Approved and Denying Three Pending Motions Without Prejudice [ECF No. 14374] (the “Rule 23 Decision”), in which the Court concluded before it can approve the Settlement Agreement, the Plaintiffs must certify a class for settlement purposes under Rule 7023. The Court also noted that while “[t]he Proposed Settlement makes a lot of sense, ending years of uncertainty and litigation and providing Claimants with the possibility of recovery . . . approval of the Proposed Settlement first requires Rule 23 class certification for settlement purposes.”

36. On November 6, 2018, the Court entered the Order Scheduling Case Management Conference [ECF No. 14377], scheduling a case management conference on December 19, 2018 to discuss future proceedings involving the Late Claims Motions and whether the Signatory Plaintiffs and GUC Trust intend to propose a new settlement that addresses any of these issues. The Order Scheduling Case Management Conference also required counsel (a) to meet and confer on or before 5:00 p.m. December 10, 2018 in an effort to reach agreement on a proposed schedule for future proceedings and (b) to file status letters on or before 5:00 p.m. December 12, 2018, such letters to address (1) the scheduling issues raised by the Court and (2) the status of mediation of potential late claims.

37. The parties participated in a meet and confer on December 7, 2018. Thereafter, on December 12, 2018, the parties filed status letters as required by the Order Scheduling Case Management Conference, which articulated the parties’ respective positions concerning a new settlement agreement, scheduling of future proceedings and mediation. Pursuant to the Order Scheduling Case Management Conference and the Notice of (I) Adjournment of Case Management Conference Scheduled for December 19, 2018 to December 20, 2018 at 2:00 p.m. (EST), and (II) Telephonic Participation in the Rescheduled Case Management Conference [ECF No. 14386], a case management conference is currently scheduled for December 20, 2018 at 2:00 p.m.

38. The GUC Trust expects that regardless of the course of the Recall Litigation – class certification under Rule 23 and/or prosecution of the Late Claims Motions – litigation will be protracted, continuing through 2019 and into 2020.

IV. Current Cash Needs and the 2019 Budgets

39. The GUC Trust estimates that, as of the end of the calendar year 2018 (after accrual of unpaid December 2018 costs), it held Other GUC Trust Administrative Cash designated for Administrative Costs in the amount of $1,543,300, and Other GUC Trust Administrative Cash designated for Reporting Costs in the amount of $872,400. See Exhibits B and C. Such amounts are insufficient to fund the operations of the GUC Trust for the 2019 calendar year.

40. As detailed in the 2019 Budgets, the GUC Trust Administrator anticipates that approximately $9,774,800 (which includes a $2 million contingency fund, described below) will be necessary to fund Administrative Costs for the 2019 calendar year. In addition, approximately $5,042,400 (which amount includes a $500,000 contingency fund) will be necessary to be reallocated to fund Reporting Costs for the 2019 calendar year. See Exhibits B and C. Given the current status of the Recall Litigation, and other potential litigation activity relating to the GUC Trust, the GUC Trust Administrator believes that the flexibility to use additional funds for purposes of addressing such litigation matters (the $2 million contingency), and for satisfying the additional reporting obligations triggered by such litigation (the $500,000 contingency), is necessary and appropriate.

41. Cost saving measures may, and hopefully will, lead to a budget excess, as it has in prior years. However, current estimates of expected litigation activity raise real concerns regarding future costs of litigation and regulatory reporting. Accordingly, the GUC Trust Administrator, in consultation with the GUC Trust Monitor, crafted the 2019 Budgets in a manner that minimizes the amount of Distributable Cash that needs to be reallocated, while simultaneously ensuring adequate funds to satisfy 2019 costs and expenses, based upon currently known facts and circumstances.

RELIEF REQUESTED

42. By this Motion, the GUC Trust Administrator requests entry of an order (i) authorizing the GUC Trust Administrator to reallocate and use Distributable Cash in an amount necessary to satisfy in full projected Administrative Costs and projected Reporting Costs for the calendar year 2019, and (ii) continuing the duration of the GUC Trust for an additional 24 months (and to extend the Trust Termination Date to March 31, 2021) in order to permit the GUC Trust ample time to complete its duties as set forth in the GUC Trust Agreement.

43. In support of the relief requested herein, the GUC Trust Administrator submits that the additional fees and expenses the GUC Trust Administrator seeks to fund hereunder will enable the GUC Trust Administrator to satisfy its obligations under the GUC Trust Agreement and will directly benefit unsecured creditors.9

BASIS FOR RELIEF

44. The relief requested herein is consistent with the terms of the Plan, the Confirmation Order, the GUC Trust Agreement and applicable bankruptcy law. The GUC Trust Administrator has the power and authority to perform such “functions as are provided in the Plan and the Trust Agreement” including, (i) if acting in consultation with the GUC Trust Monitor, seeking Court authority to reallocate and use Distributable Cash to fund administrative and reporting fees, costs and expenses, and (ii) seeking Court authority to extend the duration of the GUC Trust. Confirmation Order¶¶ 15, 31, 35; GUC Trust Agreement §§ 4.1, 6.1.

45. The relief requested herein, pursuant to the terms hereof, is also supported by governing bankruptcy law and offers immediate and long-term benefits to GUC Trust beneficiaries. With respect to the GUC Trust Administrator’s request to reallocate and use Distributable Cash, Section 105(a) of the Bankruptcy Code provides, in pertinent part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Section 1142(b) further provides the Court with authority to direct any necessary party “to perform any [act] . . . that is necessary for the consummation of the plan.” 11 U.S.C. §1142(b). With respect to the GUC Trust Administrator’s request to extend the duration of the GUC Trust, Bankruptcy Rule 9006(b) provides that “when an act is required or allowed to be done at or within a specified period ...by order of [the] court, the court for cause shown may at any time in its discretion . . . order the period enlarged . . . .” Fed. R. Bankr. P. 9006(b).

9 As required by Section 6.1 of the GUC Trust Agreement, the GUC Trust Administrator has consulted with the GUC Trust Monitor with respect to the proposed reallocation and use of Distributable Cash. GUC Trust Agreement § 6.1. The GUC Trust Monitor has indicated that it supports the relief requested herein.

I.	The GUC Trust Should Be Permitted to Reallocate and Use Distributable Cash in Amounts Necessary to Fund Excess Estimated Administrative Costs and Reporting Costs

46. The claims resolution process with respect to general unsecured claims that were asserted by the bar date is complete. The Recall Litigation, however, is far from over. As noted above, the GUC Trust expects to engage in litigation efforts regarding Rule 23 issues and/or the Late Claims Motions through 2019 and into 2020. The costs of such litigation will need to be paid from Distributable Cash.

47. Further, while it remains in existence due to the pending nature of the Term Loan Avoidance Action and the Recall Litigation, the GUC Trust must file public reports with the SEC and to maintain internal controls for SOX compliance. Were the GUC Trust to cease such activities, the No-Action Relief would no longer be applicable, and the Trust Units would no longer be transferable. Such a result would be highly detrimental to the Unitholders who, the GUC Trust Administrator understands, rely on the liquidity created by transferability of said Trust Units. The reporting obligations, and their attendant costs, are therefore a direct benefit to the Unitholders and are justified.

48. The GUC Trust Administrator submits that the 2019 Budgets are necessary and appropriate for effectively administering the GUC Trust and performing all required reporting duties in the calendar year 2019.

II.	The Court Should Authorize the Extension of the GUC Trust’s Duration

49. The extension of the duration of the GUC Trust is necessary to provide sufficient time for the resolution of the Term Loan Avoidance Action and the Recall Litigation. As discussed above, the Term Loan Avoidance Action will proceed on a dual-track of litigation and mediation expected to continue through 2019 and into 2020.

50. Similarly, the GUC Trust will be active in the Recall Litigation, which is facing time-consuming and costly litigation concerning either certification of Plaintiff class(es), or, in the absence of a settlement, litigation of the Late Claims Motions. Under any potential path forward, the GUC Trust is expected to remain in existence for at least the entirety of 2019 and into 2020.

51. Accordingly, the GUC Trust Administrator believes that an extension of the Trust Termination Date is necessary to facilitate the ultimate resolution of the Term Loan Avoidance Action and the Recall Litigation. Courts in this jurisdiction have granted similar relief. See e.g., In re Boylan Intern., Ltd., 452 B.R. 43 (Bankr. S.D.N.Y. 2001) (holding that the duration of the trust may be extended for an additional two years to permit the trustee an opportunity to continue its prosecution of a malpractice claim, the estate’s “primary asset”). Accordingly, the GUC Trust Administrator respectfully requests that the relief sought herein be granted.

NOTICE

52. The GUC Trust Administrator has served notice of this Motion on (a) the Office of the United States Trustee for the Southern District of New York, U.S. Federal Office Building, 201 Varick Street, Room 1006, New York, New York 10014, (b) the parties in interest in accordance with the Sixth Amended Order Pursuant to 11 U.S.C. § 105(a) and Fed. R. Bankr. P. 1015(c) and 9007 Establishing Notice and Case Management Procedures, dated May 5, 2011 [ECF No. 10183], and (c) any other required notice parties under Section 6.1(b)(iv) of the GUC Trust Agreement. The GUC Trust Administrator respectfully submits that no other or further notice need be provided.

CONCLUSION

WHEREFORE, the GUC Trust Administrator respectfully requests that the Court enter an order, substantially in the form attached hereto as Exhibit A, (i) authorizing the reallocation and use of Distributable Cash to fund certain fees, costs and expenses of the GUC Trust, (ii) extending the duration of the GUC Trust for an additional 24 months, through and including March 31, 2021, and (iii) granting such other and further relief as may be deemed just and proper.

Dated:	New York, New York

     December 19, 2018

DRINKER BIDDLE & REATH LLP

By:	/s/ Kristin K. Going
Kristin K. Going Marita S. Erbeck 1177 Avenue of the Americas 41st Floor
New York, NY 10036-2714 Tel: (212) 248-3140 E-mail: kristin.going@dbr.com marita.erbeck@dbr.com

Attorneys for the Motors Liquidation Company GUC Trust Administrator

EXHIBIT A

Proposed Order

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re	X
:

	:	Chapter 11 Case No.

	: :	09-50026 (MG)

MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al.	: :

	:	(Jointly Administered)

Debtors.	:

X

ORDER (A) AUTHORIZING THE GUC TRUST ADMINISTRATOR

TO REALLOCATE AND USE DISTRIBUTABLE CASH

FOR THE PURPOSES OF FUNDING ADMINISTRATIVE

AND REPORTING FEES, COSTS AND EXPENSES OF THE GUC

TRUST AND (B) EXTENDING THE DURATION OF THE GUC TRUST

Upon the motion, dated December 19, 2018 (the “Motion”)1 of Wilmington Trust Company in its capacity as trust administrator and trustee (in such capacity, the “GUC Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), as established under the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011 [ECF No. 9836] (as confirmed, the “Plan”) of the above-captioned post-effective date debtors (the “Debtors”) seeking entry of an Order pursuant to sections 105(a) and 1142(b) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 9006(b) of the Federal Rules of Bankruptcy Procedure, and sections 4.1 and 6.1 the GUC Trust Agreement, (A) authorizing the GUC Trust’s reallocation and use of Distributable Cash to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (B) extending the duration of the GUC Trust for an additional 24 months or through and including March 31, 2021, all as more fully described in the Motion; and any objections to the Motion having been settled, resolved, withdrawn or overruled; and this Court having determined that the relief requested in the Motion is in the best interests of the Debtors’ creditors and estates; and it further appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and after due deliberation thereon, and good and sufficient cause appearing therefor:

[1]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Motion.

1

IT IS HEREBY:

ORDERED, that the relief requested in the Motion is granted to the extent provided herein; and it is further

ORDERED, that, pursuant to Section 6.1(b) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to reallocate and use $8,231,500 of Distributable Cash to satisfy Administrative Costs estimated for the calendar year 2019, all as set forth in the 2019 Administrative Costs Budget; and it is further

ORDERED, that, pursuant to Section 6.1(c) of the GUC Trust Agreement, the GUC Trust Administrator is authorized to reallocate and use $4,170,000 of Distributable Cash to satisfy the Reporting Costs estimated for the calendar year 2019, all as set forth in the 2019 Reporting Costs Budget; and it is further

ORDERED, that nothing herein shall be deemed to prohibit the GUC Trust Administrator from seeking additional Court authority to reallocate and use Distributable Cash to fund fees, costs or expenses of the GUC Trust incurred or anticipated for the calendar year 2019 or any future year; and it is further

ORDERED, that the duration of the GUC Trust, as described in section 4.1 of the GUC Trust Agreement, is extended an additional 24 months and the GUC Trust shall remain in full force and effect through and including March 31, 2021; and it is further

ORDERED, that this Order is without prejudice to the right of the GUC Trust Administrator to seek authority to further extend or shorten the duration of the GUC Trust upon application of the GUC Trust Administrator to this Court in accordance with the GUC Trust Agreement; and it is further

2

ORDERED, that this Court shall retain jurisdiction of all matters and disputes arising in connection with or related to the interpretation or implementation of this Order, any reallocation or use of Distributable Cash in connection herewith, or the GUC Trust Agreement.

Dated:                  , 2019

New York, New York

UNITED STATES BANKRUPTCY JUDGE

3

EXHIBIT B

2019 Administrative Costs Budget

MLC GUC Trust

2019 (Calendar Year) Administrative Costs Budget

November 2018

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2019
Governance Costs
Trust Monitor (FTI Consulting)	204.00	204.00	204.00	204.00	816.00
Trust Administrator (Wilmington Trust)	357.70	357.70	357.70	357.70	1,430.80

Subtotal for Governance Costs	561.70	561.70	561.70	561.70	2,246.80
Financial Reporting & Claims Resolution
Alix Partners	50.00	50.00	50.00	50.00	200.00
Distribution Advisor-Epiq	5.00	5.00	5.00	5.00	20.00
Claims Agent (Garden City Group)	15.00	28.00	15.00	15.00	73.00
Trust Corporate Counsel (Drinker Biddle) (Wind Down)	375.00	375.00	375.00	375.00	1,500.00
Trust Recall Matter Counsel (Drinker Biddle)	750.00	750.00	750.00	750.00	3,000.00

Subtotal for Financial Reporting & Claims Resolution	1,195.00	1,208.00	1,195.00	1,195.00	4,793.00
Investment, Accounting & Tax Advisors
Investment Management Services (Wilmington Trust)	65.00	65.00	65.00	65.00	260.00
External Auditor (Plante Moran)	25.00	110.00	5.00	5.00	145.00
Tax Advisor (Rick Zablocki)	15.00	15.00	10.00	10.00	50.00

Subtotal for Investment, Accounting & Tax Advisors	105.00	190.00	80.00	80.00	455.00
Other Expenses
Insurance Expense	57.00	57.00	57.00	57.00	228.00
US Trustee Fees	13.00	13.00	13.00	13.00	52.00
Contingency	500.00	500.00	500.00	500.00	2,000.00

Subtotal for Other Expenses	570.00	570.00	570.00	570.00	2,280.00

Total Wind Down Expense	2,431.70	2,529.70	2,406.70	2,406.70	9,774.80

Projected Cash available to carry over:					(1,543.30)

Estimated request to re-allocate:					8,231.50

EXHIBIT C

2019 Reporting Costs Budget

MLC GUC Trust

2019 (Calendar Year) Reporting Costs Budget

November 2018

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2019
Governance Costs
Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0
Trust Administrator (Wilmington Trust)	$325.0	$325.0	$325.0	$325.0	$1,300.0

Subtotal for Governance Costs	450.0	450.0	450.0	450.0	1,800.0
Trust Professionals
AlixPartners	306.0	306.0	306.0	306.0	1,224.0
Frazier & Deeter	49.0	80.0	42.0	42.0	213.0
Drinker Biddle	125.0	125.0	125.0	125.0	500.0
CohnReznick	41.5	53.1	18.2	77.6	190.4
Plante Moran	25.0	20.0	25.0	25.0	95.0
Crowell Moring	105.0	105.0	105.0	105.0	420.0

Subtotal for Trust Professionals	651.5	689.1	621.2	680.6	2,642.4
Other Expenses
RR Donnelly	25.0	25.0	25.0	25.0	100.0
Contingency	125.0	125.0	125.0	125.0	500.0

Subtotal for Other Expenses	150.0	150.0	150.0	150.0	600.0

Total Reporting Costs	$1,126.5	$1,164.1	$1,096.2	$1,155.6	$5,042.4

Projected Cash available to carry over:					($872.4)

Estimated request to re-allocate:					$4,170.0

EXHIBIT D

[8-K Filing]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

Pursuant to the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 and between the parties thereto, as amended (the “GUC Trust Agreement”), and that certain Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust, dated March 8, 2012 (the “Liquidation Order”) issued by the Bankruptcy Court for the Southern District of New York, Wilmington Trust Company, in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust Administrator,” and such trust, the “GUC Trust”) is required to provide on an annual basis the projected budgets for certain categories of expenses (“Wind-Down Costs”), other than Reporting and Transfer Costs (as defined in the GUC Trust Agreement), to FTI Consulting, Inc., in its capacity as the trust monitor of the GUC Trust, to the DIP Lenders (as defined in the GUC Trust Agreement), and to certain additional parties specified in the Liquidation Order. Furnished as Exhibit 99.1 to this Current Report on Form 8-K are copies of the calendar-year 2019 budgets for Wind-Down Costs and for Reporting and Transfer Costs.

The foregoing budgets are subject to revision by the GUC Trust Administrator, according to the procedures specified in the GUC Trust Agreement. Such budgets were developed based upon assumptions and estimates about future events which could change in the future due to various risks and uncertainties, including those specified under the heading “Forward Looking Statements” in Item 2 (“Management’s Discussion and Analysis”) of the Quarterly Report on Form 10-Q filed on November 13, 2018, and in Item 1A (“Risk Factors”) of the Annual Report on Form 10-K filed on June 11, 2018. As a result, actual Wind-Down Costs and Reporting and Transfer Costs could be materially higher or lower than the amounts presented in Exhibit 99.1, which could materially affect the value of the units of beneficial interest in the GUC Trust. Holders of such securities should carefully consider such risks and uncertainties before making any decisions with respect to such securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	2019 Budgets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: November 29, 2018

	By:	/s/ David A. Vanaskey Jr.
Name: David A. Vanaskey Jr.
Title: Administrative Vice President of Wilmington Trust Company

Exhibit 99.1

MLC GUC Trust

2019 (Calendar Year) Administrative Costs Budget

November 2018

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2019
Governance Costs
Trust Monitor (FTI Consulting)	$204.0	$204.0	$204.0	$204.0	$816.0
Trust Administrator (Wilmington Trust)	357.7	357.7	357.7	357.7	1,430.8

Subtotal for Governance Costs	561.7	561.7	561.7	561.7	2,246.8
Financial Reporting & Claims Resolution
Alix Partners	50.0	50.0	50.0	50.0	200.0
Distribution Advisor-Epiq	5.0	5.0	5.0	5.0	20.0
Claims Agent (Garden City Group)	15.0	28.0	15.0	15.0	73.0
Trust Corporate Counsel (Drinker Biddle) (Wind Down)	375.0	375.0	375.0	375.0	1,500.0
Trust Recall Matter Counsel (Drinker Biddle) (a)	750.0	750.0	750.0	750.0	3,000.0

Subtotal for Financial Reporting & Claims Resolution	1,195.0	1,208.0	1,195.0	1,195.0	4,793.0
Investment, Accounting & Tax Advisors
Investment Management Services (Wilmington Trust)	65.0	65.0	65.0	65.0	260.0
External Auditor (Plante Moran)	25.0	110.0	5.0	5.0	145.0
Tax Advisor (Rick Zablocki)	15.0	15.0	10.0	10.0	50.0

Subtotal for Investment, Accounting & Tax Advisors	105.0	190.0	80.0	80.0	455.0
Other Expenses
Insurance Expense	57.0	57.0	57.0	57.0	228.0
US Trustee Fees	13.0	13.0	13.0	13.0	52.0
Contingency	500.0	500.0	500.0	500.0	2,000.0

Subtotal for Other Expenses	570.0	570.0	570.0	570.0	2,280.0

Total Wind Down Expense	$2,431.7	$2,529.7	$2,406.7	$2,406.7	$9,774.8

(a)

Line items attributable solely to additional costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.

MLC GUC Trust

2019 (Calendar Year) Reporting Costs Budget

November 2018

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2019
Governance Costs
Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0
Trust Administrator (Wilmington Trust)	325.0	325.0	325.0	325.0	1,300.0

Subtotal for Governance Costs	450.0	450.0	450.0	450.0	1,800.0
Trust Professionals
AlixPartners	306.0	306.0	306.0	306.0	1,224.0
Frazier & Deeter	49.0	80.0	42.0	42.0	213.0
Drinker Biddle	125.0	125.0	125.0	125.0	500.0
CohnReznick	41.5	53.1	18.2	77.6	190.4
Plante Moran	25.0	20.0	25.0	25.0	95.0
Crowell Moring	105.0	105.0	105.0	105.0	420.0

Subtotal for Trust Professionals	651.5	689.1	621.2	680.6	2,642.4
Other Expenses
RR Donnelly	25.0	25.0	25.0	25.0	100.0
Contingency	125.0	125.0	125.0	125.0	500.0

Subtotal for Other Expenses	150.0	150.0	150.0	150.0	600.0

Total Reporting Costs	$1,251.5	$1,289.1	$1,221.2	$1,280.6	$5,042.4